                                                                     Exhibit 4.5

                              CERTIFICATE OF TRUST
                                       OF
                           CHITTENDEN CAPITAL TRUST II

         THIS Certificate of Trust of Chittenden Capital Trust II (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et
                                                         -------          --
seq.) (the "Act").
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         1. Name. The name of the business trust formed hereby is "Chittenden
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Capital Trust II".

         2. Delaware Trustee. The name and business address of the trustee of
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the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon
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filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                            THE BANK OF NEW YORK (DELAWARE), not
                                            in its individual capacity but
                                            solely as trustee of the Trust

                                            By: /s/ William T. Lewis
                                                --------------------
                                            Name: William T. Lewis
                                            Title: Senior Vice President

                                            THE BANK OF NEW YORK, not in its
                                            individual capacity but solely as
                                            trustee of the Trust

                                            By: /s/ Kisha A. Holder
                                                -------------------
                                            Name: Kisha A. Holder
                                            Title: Assistant Treasurer

                                            /s/ F. Sheldon Prentice
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                                            F. SHELDON PRENTICE, not in his
                                            individual capacity but solely as
                                            trustee of the Trust